UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2010

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

Allied World Assurance Company Holdings, Ltd (the “Company”) held its Annual General Meeting of Shareholders on May 6, 2010. The Company’s shareholders considered three proposals, each of which is described in greater detail in the Company’s definitive proxy statement dated March 17, 2010.

Proposal 1 Election of Directors

The Company’s board of directors is divided into three classes: Class I, Class II and Class III, each of approximately equal size. The following three Class II directors were elected to hold office until the Company’s Annual General Meeting of Shareholders in 2013 or until their successors are duly elected and qualified or their office is otherwise vacated:

	For	Withheld	Broker Non-Votes
Barbara T. Alexander	32,375,491	849,638	3,156,450
Scott Hunter	33,167,599	57,530	3,156,450
Patrick de Saint-Aignan	33,190,815	34,314	3,156,450

Proposal 2 Approval of Eligible Subsidiary Directors

In accordance with the Company’s bye-laws, no person may be elected as a director of any of the Company’s non-U.S. insurance subsidiaries (excluding Allied World Assurance Company, Ltd) unless such person has been approved by the Company’s shareholders. The following slates of nominees were approved as “eligible subsidiary directors” of certain of the Company’s non-U.S. insurance subsidiaries:

Allied World Assurance Company (Europe) Limited - the slate of J. Michael Baldwin, Scott A. Carmilani, John Clifford, Hugh Governey and John T. Redmond.

For	Against	Abstain	Broker Non-Votes
32,644,607	528,135	52,387	3,156,450

 Allied World Assurance Company (Reinsurance) Limited - the slate of J. Michael Baldwin, Scott A. Carmilani, John Clifford, Hugh Governey and John T. Redmond.

For	Against	Abstain	Broker Non-Votes
32,663,330	509,397	52,402	3,156,450

Proposal 3 Appointment of Independent Auditors

The Company’s shareholders approved the appointment of Deloitte & Touche as its independent auditors to serve until the Company’s Annual General Meeting of Shareholders in 2011.

For	Against	Abstain
36,244,836	131,250	5,493

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

May 11, 2010	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President, General Counsel and Corporate Secretary